Exhibit 2.1

Gyrodyne Company of America, Inc.

PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution, dated as of September 12, 2013 (this "Plan"), of Gyrodyne Company of America, Inc., a self-managed and self-administered real estate investment trust formed under the laws of the State of New York (the "Company"), is intended to accomplish the liquidation and dissolution of the Company in accordance with the requirements of the New York Business Corporation Law (the "NYBCL") and provides as follows:

1.

Adoption and Authorization of Plan. The Company's Board of Directors (the "Board") has adopted this Plan and called a meeting of the Company's shareholders (the "Shareholders") to take action on this Plan. If at said meeting of the Company's Shareholders, at least two-thirds of the outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company vote for the authorization of this Plan, this Plan shall constitute the authorized Plan of the Company as of the date on which such Shareholder authorization is obtained (the "Authorization Date").

2.

Liquidation. On and after the Authorization Date, within the twenty-four month period beginning on the Authorization Date (the "Liquidation Period"), in accordance with Article 10 of the NYBCL, the Company shall not engage in any business activities, except to the extent necessary for preserving the values of the Company's assets, winding up its business and affairs, discharging and paying all of the Company's liabilities and distributing the Company's assets to its Shareholders in accordance with this Plan.

3.

The Disposition. Both prior to the Authorization Date and during the Liquidation Period, the Company shall have the authority to engage in such transactions as may be appropriate to effect the sale, exchange or other disposition of (i) the stock of any subsidiary of the Company and (ii) any assets held directly or indirectly by the Company.

4.

Sale or Transfer of Other Assets. Both prior to the Authorization Date and during the Liquidation Period, the Company shall have the authority to engage in such other transactions as may be appropriate to its complete liquidation and dissolution, including without limitation, the authority to mortgage, pledge, sell, lease, exchange or otherwise dispose of all or any part of its other assets for cash and/or shares, bonds, or other securities or property upon such terms and conditions as the Board shall determine, with no further approvals by the Company's Shareholders, except as required by law. Without limitation of the foregoing, prior to the Authorization Date the Company may, in its discretion, contribute all of its assets to a limited liability company of which the Company is the sole member, and such entity may thereafter become the "LLC" (as described in Section 8 below).

Authorization of this Plan by two-thirds of the outstanding shares of Common Stock shall constitute the approval of the Company's Shareholders of the sale, exchange, or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange, or other disposition that are conditioned on authorization of this Plan.

5.

Provisions for Liabilities. As promptly as practicable on or after the Authorization Date in the discretion of the Board, the Company shall pay or discharge or set aside funds reasonably likely to be sufficient to pay for, or otherwise provide for the payment or discharge of, any liabilities and obligations of the Company.

6.

Distribution to Shareholders. The Company may pay a dividend in an aggregate amount of $98,685,000 to its Shareholders (the "Dividend") on or prior to December 31, 2013. If the Board declares such a Dividend, it will include at least $68,000,000 in cash and the remaining amount, if any, will be distributed in kind, in the form of dividend notes, interests in a liquidating trust or interests in a limited liability company, as the case may be. Thereafter the Company would distribute pro rata to the Company's Shareholders any other available cash including the cash proceeds of any sale, exchange or disposition, of any of its assets except such cash, property or assets as are required for paying or making provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash in such amounts, and at such time or times as the Board, in its sole discretion, may determine.

If any distribution to a Shareholder cannot be made, whether because the Shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder, or for any other reason, the distribution to which the Shareholder is entitled (unless transferred to the Trust established pursuant to Section 8 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction as is authorized by applicable law to receive the proceeds of the distribution. The proceeds of the distribution shall thereafter be held solely for the benefit of and for ultimate distribution to the Shareholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distributions revert to or become the property of the Company.

7.

Cancellation of Outstanding Shares of Stock. The distributions contemplated by Section 6 above shall be in complete liquidation of the Company and in cancellation of all issued and outstanding shares of stock, and all certificates representing such issued and outstanding shares of stock shall thereupon be cancelled. The Board of Directors shall make such provisions as it deems appropriate regarding the cancellations, in connection with the making of distributions hereunder, of certificates representing the outstanding shares of stock. As a condition to receipt of any distribution to the Company's Shareholders, the Board, in its sole discretion, may require Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft, or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Company's Shareholders, the Board, in its sole discretion, may require Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity.

The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earlier to occur of (i) the close of business on the record date fixed by the Board for the final liquidating distribution, or (ii) the date on which the Company ceases to exist under the NYBCL whether by merger, dissolution (following any post-dissolution continuation period thereunder) or otherwise, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

8.

Liquidating Trust or Other Entity. The Board, in its sole discretion, in furtherance of the liquidation and distribution of the Company's assets to the Company's Shareholders, may choose to enter into a merger or otherwise transfer any or all of the assets of the Company if the Board determines that such a merger or transfer is in the best interests of the Shareholders and reasonably likely to provide either a larger final liquidating distribution to the Shareholders, minimize the potential liability of the Shareholders with respect to any potential or actual liquidating distribution or otherwise provide a benefit to the Shareholders, including: (a)(i) merging the Company with and into a liquidating trust (the "Trust") or (ii) transferring any or all of the assets of the Company to one or more liquidating trustees, for the benefit of the Company's Shareholders (the "Trustees"), under the Trust, or (b)(i) merging the Company with and into a LLC (the "LLC") or (ii) transferring any or all of the assets of the Company to the LLC, for the benefit of the Company's Shareholders (the "Members"), under the LLC. Any such merger or transfer shall be pursuant to such documentation as shall be approved by the Board from time to time. If the Board determines that a transfer to the Trust or LLC (whether by merger or otherwise) is in the best interests of the Shareholders then upon consummation of such transfer, the Shareholders will, unless the Board shall otherwise determine in its sole discretion and take appropriate steps to make the interests transferrable, receive a distribution of uncertificated, non-transferable interests in the Trust or LLC, as applicable, and the Trust or LLC will take the necessary actions to effect a final liquidating distribution from the Trust or LLC generally in accordance with the procedures set forth for the Company in this Plan, subject to applicable law.

The Board is hereby authorized to appoint one or more individuals, corporations, partnerships, or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents, or representatives of the Company, to act as the Trustee or Trustees, or Member, for the benefit of the Company's Shareholders and to receive any assets of the Company. Any Trustees or Member appointed as provided in the preceding sentence shall succeed to all right, title, and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, the Trustees or Member shall have the full power to liquidate, deal with, give receipt for and manage all of the property and assets conveyed to the Trustees or Member by the Company (whether by merger or otherwise), to the exclusion of the Company and its officers and directors (if the Company's existence has not been terminated), and any conveyance of assets to the Trustees or Member (whether by merger or otherwise) shall be deemed to be a distribution of property and assets by the Company to its Shareholders for the purposes of this Plan. Any such conveyance to the Trustees or Member shall be solely in their capacity as Trustees or Member. The Company, subject to this Section 8 and as authorized by the Board, in its sole discretion, may enter into (a) a liquidating trust agreement or merger agreement with the Trust or the Trustees or (b) a merger agreement with the LLC or the Member, on such terms and conditions as the Board, in its sole discretion, may deem necessary, appropriate, or desirable.

Authorization of this Plan by at least two-thirds of the outstanding shares of Common Stock shall constitute the approval of the Company's Shareholders of the Plan of Merger, any appointment of Trustees or of the Member and any liquidating trust agreement and/or merger agreement as their act and as a part hereof as if herein written.

9.

Dissolution. After the Authorization Date, assuming the Company is not merged into the Trust or otherwise ceases to exist, the officers of the Company shall, at such time as the Board, in its sole discretion, deems necessary, appropriate or desirable, file with the Secretary of State a certificate of dissolution (the "Certificate of Dissolution") in accordance with the Sections 1003 and 1004 of the NYBCL and obtain any certificates required from the New York tax authorities related to such dissolution.

10.

Expenses. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

11.

Compensation. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole discretion of the Board, pay to the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Authorization of this Plan by at least two-thirds of the outstanding shares of Common Stock shall constitute the approval of the Company's Shareholders of the payment of any such compensation.

12.

Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and its by-laws and any contractual arrangements, for actions taken in connection with the Plan and the winding up of the affairs of the Company as well as for actions taken theretofore. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust or LLC. The Board and the Trustees or Member, in their sole discretion, are authorized to obtain and maintain insurance as may be necessary to cover the Company's obligations hereunder.

13.

Tax Liquidation. This Plan, and the transactions contemplated hereby, together are intended to constitute a plan of complete liquidation of the Company, within the meaning of Sections 331 and 562(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted consistent with such treatment.

14.

Filing of Forms. The officers of the Company are authorized and directed to execute and file United States Treasury Form 966 pursuant to Section 6043 of the Internal Revenue Code of 1986, as amended, within 30 days after the adoption of this Plan, and such other forms and reports as may be necessary to comply with the requirements of any foreign, state or local law, and such additional forms and reports with and to the Internal Revenue Service or other taxing authorities as may be necessary, desirable or appropriate in connection with the execution of the Plan.

15.

Modification. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Shareholders, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Company's Shareholders if it determines such action to be in the best interest of the Company or the Shareholders; provided, however, that if the Board determines that the amendment or modification of this Plan will materially and adversely affect the interests of the Shareholders, it will submit such amendment or modification to the Shareholders for approval.

16.

Termination. The Board of Directors may terminate this Plan for any reason. The power of termination shall be exercisable both before and after approval of this Plan by the Shareholders, but such power shall not continue after the Certificate of Dissolution has been accepted for record by the Secretary of State. Notwithstanding approval of this Plan by the Shareholders, the Board of Directors may modify or amend this Plan without further action by such Shareholder of the Company to the extent permitted under then current law.

17.

Further Action. The Board is hereby authorized, without further action by the Shareholders, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the sole discretion of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.